UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2020

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1550 Wewatta St.

Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On February 5, 2020 we received $2,068,259 cash from Wellness Group Pharms, LLC (“WGP”) in satisfaction of an arbitration award in AmeriCann’s favor.

Beginning September 21, 2014, we entered into a series of agreements with WGP, an entity that was pursuing licenses to operate marijuana cultivation facilities under the Illinois Compassionate Use of Medical Cannabis Pilot Program Act.  On February 2, 2015 WGP was granted a license to operate a cultivation facility. As amended, these agreements provided, among other things, that we were to provide working capital advances to WGP, with any advances accruing interest at a rate of 18% per annum.

Between February 2015 and April 2015, we made working capital advances to WGP totaling $673,294.  We also funded costs totaling $332,357 to begin construction of WGP’s cultivation facility.  Due to WGP’s failure to comply with the terms of these agreements, and repeated lack of good faith and fair dealing, we terminated the agreements with WGP.

On April 7, 2017 we filed an arbitration claim against WGP. The arbitration hearing commenced on January 8, 2018 and concluded on January 10, 2018.

On March 15, 2018, the arbitration panel issued its final award and awarded us $1,761,675. This award consisted of $1,045,000, plus interest at the rate of 18% per year from April 18, 2015 through March 15, 2018 ($550,000), our attorneys’ fees and costs ($113,865), and arbitration fees and expenses ($52,810).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2020

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer

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